UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004 (November 16, 2004)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 PURCHASE AGREEMENT
EX-10.2 LETTER AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2004, Gaylord Entertainment Company (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and CIBC World Markets Corp. (the “Initial Purchasers”), to sell $225 million aggregate principal amount of its 6.75% senior notes due 2014 (the “Notes”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Private Placement”). The Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The sale of the Notes to the Initial Purchasers is expected to be completed on November 30, 2004. The Purchase Agreement contains customary terms and conditions.

The aggregate net proceeds received by the Company from the sale of the Notes is expected to be $221 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company will use the net proceeds to repay the indebtedness under the Company’s Nashville hotel loan and to provide capital for development of the Gaylord National hotel project, growth of the Company’s other businesses and other general corporate purposes.

Certain of the Initial Purchasers or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees. Deutsche Bank Securities Inc. and Banc of America Securities LLC are joint book-running managers and co-lead arrangers, and certain affiliates thereof and the other Initial Purchasers are lenders, under our 2003 Senior Secured Credit Facility (as defined below).

In connection with the Private Placement, the Company entered into a letter agreement dated November 16, 2004 (the “Bank Consent”) with the administrative agent and the majority lenders under that certain Credit Agreement, dated as of November 20, 2003, among Opryland Hotel-Florida Limited Partnership, as borrower, the Company, as parent guarantor, certain lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, and certain subsidiary guarantors, as amended on December 17, 2003 (the “2003 Senior Secured Credit Facility”), whereby the administrative agent and majority lenders consented to the Private Placement on the condition that, among other things, (i) the Notes are issued in full on or before December 31, 2004 and (ii) the proceeds of the Notes are applied as set forth above.

The foregoing description of the Private Placement and the Bank Consent does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Bank Consent, each of which is attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Purchase Agreement, dated November 17, 2004, by and among Gaylord Entertainment Company, the guarantors listed therein, Deutsche Bank Securities Inc., Bank of America Securities LLC, Citigroup Global Markets Inc. and CIBC World Markets Corp.

10.2	Letter Agreement, dated as of November 16, 2004 by and among Opryland Hotel - Florida Limited Partnership, as Borrower, Gaylord Entertainment Company, as Parent Guarantor, certain Lenders listed therein and Deutsche Bank Trust Company Americas, as Administrative Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: November 22, 2004	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Description

10.1	Purchase Agreement, dated November 17, 2004, by and among Gaylord Entertainment Company, the guarantors listed therein, Deutsche Bank Securities Inc., Bank of America Securities LLC, Citigroup Global Markets Inc. and CIBC World Markets Corp.

10.2	Letter Agreement, dated as of November 16, 2004 by and among Opryland Hotel - Florida Limited Partnership, as Borrower, Gaylord Entertainment Company, as Parent Guarantor, certain Lenders listed therein and Deutsche Bank Trust Company Americas, as Administrative Agent.